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                                                                     EXHIBIT 1.2

                                   2,500,000 UNITS
               Each Unit Consisting of One Share of Common Stock and
                           One Redeemable Class A Warrant


                            HYPERTENSION DIAGNOSTICS, INC.


                              SELECTED DEALER AGREEMENT

                               _________________, 1998


___________________________
___________________________
___________________________
___________________________



Ladies and Gentlemen:

     Registration under the Securities Act of 1933, as amended, (the "1933 Act") of this issue, described in the enclosed Prospectus, has become effective. The Underwriter is offering certain of the Units for purchase as principal by a selected list of dealers (herein collectively referred to as "Selected Dealers").


Public Offering Price:                  As set forth in the Prospectus.

Selected Dealers                        $______ per Unit, payable as
Concession:                             set forth below.

Reallowance:                            Not in excess of $____ per
                                        Unit may be reallowed as a
                                        selling concession to dealers,
                                        but only as permitted by the
                                        Rules of Fair Practice of the
                                        National Association of
                                        Securities Dealers, Inc.
                                        ("NASD").

Confirmation of Orders:                 All orders are subject to
                                        confirmation and allotment by
                                        us. We reserve the right to
                                        reject any order, or to allot
                                        less than the amount applied for.


Delivery and Payment:                   At the office of R. J.
                                        Steichen & Company at such time
                                        and on such day as we may advise

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                                        you. Payment is to be made at the
                                        public offering price, less the
                                        Selected Dealers concession, by a
                                        certified or official bank check
                                        payable to the order of
                                        ___________________ in Clearing House
                                        funds against delivery of
                                        certificates. If you are a member of,
                                        or clear through a member of, the
                                        Depository Trust Company (the "DTC"),
                                        we may, in our discretion, make
                                        delivery through the facilities of
                                        the DTC.

Dealings During Life of this            Units ordered by Selected Dealers,
Agreement:                              when confirmed by us, may be
                                        immediately reoffered to the public
                                        in conformity with the terms of
                                        offering set forth in the Prospectus.
                                        As stated in the Prospectus, we may
                                        engage in transactions for the
                                        purposes of stabilizing the price of
                                        the Units. Stabilization, if
                                        commenced, may be discontinued at any
                                        time.

Termination of this Agreement:          This Agreement shall terminate at
                                        5:00 P.M., Minneapolis time, 45 days
                                        after the public offering of these
                                        Units unless extended in our
                                        discretion for a period or periods
                                        not to exceed in the aggregate 45
                                        days; but we may terminate this
                                        Agreement whether or not extended, at
                                        any time without prior notice.

     These Units are offered by us for delivery when, as, and if issued to and accepted by us and subject to the terms hereof, our right at any time to vary the offering price, concessions and terms of the offering and our right to withdraw, cancel, or modify this offer without notice.

     You are not authorized to act as agent for us or otherwise act in our behalf in offering these Units to the public or otherwise, or to give any information or to make any representation not contained in the Prospectus.

     Nothing herein contained will constitute the Selected Dealers and us a partnership, association, or other separate entity, but you shall be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability to you, except for obligations expressly assumed in this Agreement, and no obligations on our part shall be implied hereby or inferred herefrom, but nothing in this paragraph shall be deemed to relieve us of any liability imposed under the 1933 Act.

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     By your acceptance hereof, you agree: (1) to take up and pay for the Units ordered by and confirmed to you; (2) in reoffering the same, to comply with the terms of this Agreement; (3) upon our request, to advise us of the amount of Units purchased from us remaining and unsold by you and to resell to us such number of unsold Units as we may request at the public offering price less the amount of the Selected Dealers concession; (4) that you will not offer or sell the Units in any jurisdiction except those with respect to which we have advised you that such offers or sales will be permissible under the state securities or Blue Sky laws of the respective jurisdictions (notwithstanding any information furnished or any action taken in connection therewith, we shall have no obligation or responsibility with respect to the registration or qualification of the Units in any jurisdiction or the right of any Selected Dealer to sell or advertise them therein) and that in the event that you sell any Units in jurisdictions where the Units have not been registered or qualified you will accept sole responsibility for any curative measures with respect to, or liability arising from, such sales; (5) that you will not engage in stabilizing the price of the Units or, until completion of your participation in the distribution, in bidding for or purchasing or attempting to induce others to purchase, directly or indirectly, any of the Units; and (6) notwithstanding the termination of this Agreement, to bear your proper proportion of any tax, liability or other claims in connection herewith imposed at any time against you alone, with other Selected Dealers, or with the Underwriter, and a like share of any expenses of resisting such claims.

     It is assumed that Units sold by you will be effectively placed for investment. You agree to pay us upon demand an amount equal to the Selected Dealers concession as to any Units purchased by you hereunder which, prior to the termination of this Agreement, we may Purchase or contract to purchase for our account or which may be delivered against purchase contracts made prior to the termination of this Agreement and, in addition, we may charge you with any broker's commission and transfer tax paid in connection with such purchase or contract to purchase. Certificates for Units delivered on such repurchases need not be the identical certificates originally purchased.

     You, by your confirmation below, represent that neither you nor any of your directors, officers, partners, "persons associated with" you (as defined in the Bylaws of the NASD) nor, to your knowledge, any "related person" (as defined by the NASD in its NASD Conduct Rule 2700 regarding Securities Distributions, and its subparts), has participated or intend to participate in any transaction or dealing (including with the Company) as to which documents or information are required to be filed with the NASD pursuant to such Rule, and as to which such documents or information have not been so filed in a timely manner; and that the Company is not an "affiliate" of yours, nor is any director, officer or holder of five percent (5%) or more of the voting securities of the Company a "person associated with" you (as such terms are defined in the Bylaws of the NASD).

     You agree that you will not sell to any account over which you exercise discretionary authority any of the Units which you purchase.

     On becoming a Selected Dealer, and in offering and selling the Units, you agree to comply with all the applicable requirements of the 1933 Act and the rules and regulations thereunder, and any applicable state securities laws.

     You confirm that you are familiar with Rule 15c2-8 under the Securities Exchange Act of 1934 (the "1934 Act") relating to the distribution of Preliminary and final prospectuses for securities of an

                                      -3-

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issuer (whether or not the issuer is subject to the reporting requirements of
Section 13 or 15(d) of the 1934 Act) and confirm that you have complied and will comply therewith. You confirm that you are in compliance with Rule 15c3-1 under the 1934 Act and the Securities and Exchange Commission's uniform net capital rules thereunder, and you will continue to be in compliance during your participation in this offering.

     You represent that you are either (1) a member in good standing of the NASD who agrees to comply with all applicable rules of the NASD, including without limitation, the NASD's Free-Riding and Withholding Rule (IM-2110-1) and applicable Conduct Rules, including but not limited to Rules 2420, 2730, 2740, 2750 of the NASD's Conduct Rules; or (2) a foreign dealer not eligible for membership in the NASD who hereby agrees to make no sales within the United States, its territories, or its possessions, nor to persons who are citizens thereof or residents therein, and in making other sales to comply with the NASD Securities Distributions Conduct Rule mentioned above and Conduct Rules 2730, 2740 and 2750 as if you were an NASD member and to comply with Conduct Rule 2420 of such article as that section applies to a nonmember foreign dealer.

                                        Very truly yours,

                                        R. J. STEICHEN & COMPANY



                                        By:_____________________________________
                                        Its:____________________________________




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                                 ACCEPTANCE


     We confirm our agreement to purchase _________ Units of the above issue subject to all the terms and conditions set forth in the Agreement. We acknowledge receipt of the Prospectus and no other statements, written or oral. We further state that in purchasing the Units we have relied upon the Prospectus and upon no other statement whatsoever, written or oral.



Dated:  ______________________, 1998



               ______________________________________________________
               Print corporate name or firm name of selected dealer


               ______________________________________________________
               Signature of authorized official or partner


               ______________________________________________________
               Print name of person signing



               ______________________________________________________
               Print title of person signing



               Address:

               ______________________________________________________

               ______________________________________________________




M:91322.2:PTC:05/13/1998

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